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                                                                   HARTFORD LIFE

CHRISTINE HAYER REPASY
SENIOR VICE PRESIDENT AND
GENERAL COUNSEL
DIRECT DIAL: (860) 843-3560
FAX: (860) 843-8665
Internet: crepasy@hartfordlife.com


August 7, 2001


Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE: HARTFORD LIFE INSURANCE COMPANY SEPARATE ACCOUNT TWO
    FILE NO. 333-69485

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life Insurance Company Separate Account Two (the "Account") in Connecticut with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Sincerely yours,

/s/ Christine Hayer Repasy

Christine Hayer Repasy

                              Hartford Life Insurance Company
           Life Law Department, B1E, 200 Hopmeadow Street, Simsbury, CT 06089
                       Mail: P.O. Box 2999, Hartford, CT 06104-2999